UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreements

On December 31, 2025, Nocopi Technologies, Inc., a Maryland corporation (the “Company”) entered into Stock Purchase Agreements (the “Purchase Agreements”), by and between the Company and various institutional investors (the “Purchasers”). The Purchase Agreements provide for the private issuance (the “Private Placement”) to the Purchasers of an aggregate of 266,666 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such shares of Common Stock issued pursuant to the Private Placement, the “Placement Shares”) at a purchase price of $1.50 per share. Kevin Westenburg, the Company’s President and a Director, purchased 33,333 Placement Shares in connection with the Private Placement.

The closing of the Private Placement is expected to occur by January 9, 2026 and the Company expects to receive gross proceeds of approximately $0.4 million.

Registration Rights Agreements

In connection with the Purchase Agreements, on December 31, 2025, the Company entered into Registration Rights Agreements with certain of the Purchasers (the “Registration Rights Agreements”). The Registration Rights Agreements provide that on or prior to January 9, 2027, the Company must file a registration statement to register the Purchaser’s respective Placement Shares.

The foregoing descriptions of the Purchase Agreements and the Registration Rights Agreements are only summaries and are qualified in their entireties by reference to the full text of the form of Purchase Agreement and Registration Rights Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The offer and sale of the Placement Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. Nothing contained in this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In the Stock Purchase Agreements, the Purchasers represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Placement Shares have been made in reliance upon the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Form of Stock Purchase Agreement
10.2*	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

* The schedules (or similar attachments) to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: January 5, 2026	By:	/s/ Matthew C. Winger
Matthew C. Winger
Chief Executive Officer